UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 10, 2018

PRESIDIO PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-53673	33-0841255
__________	__________	__________
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1282 Pacific Oaks Place

Escondido, California 92029

(Address of Principal Executive Offices, Including Zip Code)

____________________

(760) 471-8536

(Registrant’s Telephone Number, Including Area Code)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On July 10, 2018, Presidio Property Trust, Inc., (the “Company”) held its Recommenced Annual Stockholder Meeting.

Of the 17,794,777 shares of common stock issued and outstanding and eligible to vote as of the record date of March 30, 2018, a quorum of  9,285,658.92 shares, or 52.18% of the eligible shares were present in person or represented by proxy at the Recommenced Annual Meeting.  The matters voted upon at the Recommenced Annual Meeting and the result of such voting are set forth below, based on the information received on the day of the meeting from our vote tabulators, Mediant Communications, Inc.

(1) Proposal 1:  The eight (8) nominees for Directors were elected to serve one year terms to expire at the 2019 annual meeting of stockholders as follows:

DIRECTOR	FOR	WITHHELD
Jack K. Heilbron	8,770,749.90	514,909.03
Kenneth W. Elsberry	8,845,070.75	440,588.17
William H. Allen	8,831,367.54	454,291.38
David T. Bruen	8,801,593.11	484,065.82
Shirley Y. Bullard	8,828,320.94	457,337.98
Larry G. Dubose	8,817,881.22	467,777.70
Sumner J. Rollings	8,806,245.22	479,413.70
Thomas E. Schwartz	8,744,377.37	541,281.55

There were no broker non-votes with respect to the election of the Company’s directors.

(2) Proposal 2:  Ratification of the appointment of Squar Milner LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2018.  The voting results were 8,775,836.55 shares of common stock voting for, 184,572.84 shares of common stock voting against, and 325,249.54 shares of common stock abstaining, with no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2018	PRESIDIO PROPERTY TRUST, INC.
By:/s/ Kathryn K. Richman
Kathryn K. Richman
Secretary & General Counsel